                                                                    EXHIBIT 10.1

PRESS RELEASE

               MAGIC SOFTWARE ANNOUNCES SALE OF AOD SUBSIDIARY TO
                           FORTISSIMO CAPITAL FOR $17M

OR YEHUDA, ISRAEL, DECEMBER 31, 2007 - Magic Software Enterprises Ltd. (NASDAQ:
MGIC), a leading provider of business integration and application development technology, today announced the sale of the entire share capital of Advanced
Answers on Demand (AOD), a wholly owned subsidiary, to Fortissimo Capital for the sum of $17 million in cash. The purchase price is payable in two installments that are payable by the end of January 2008.

In addition, as part of the transaction, Magic Software has entered into a three years license agreement with AOD which will allow AOD to continue and resell
Magic's portfolio of leading products. The Company expects to record a one-time capital gain of over $9M from the sale in the fourth quarter of 2007.

AOD develops application software targeted at the long-term care industry, including retirement and continuing care facilities, home health and rehabilitation agencies.

"We are pleased with this transaction, which we view as an important step forward in our long-term strategy focused on developing our core business," said
Eitan Naor, President and CEO of Magic Software. "During the past few months, we have made encouraging progress in our main business, and this transaction allows us to dedicate resources to our strategic priorities. As we look forward into
2008 we aim to continue growing and improving our core business while selling other vertical assets not related to our main focus. We commence 2008 well positioned as a focused company with over $30M in cash after giving effect to this transaction."

Details of the transaction and its impact on Magic Software's financials will be provided in the Company's fourth quarter and year end earnings release and conference call.

Yuval Cohen, Founding and Managing Partner of Fortissimo Capital Fund stated:
"We are excited about the opportunity presented by AOD whose software applications are based on Magic's leading product portfolio. Together with AOD's existing management team and solid customer base, we believe we can further enhance its leadership position in a large and growing market and capitalize on its unique business model."

ABOUT FORTISSIMO CAPITAL

Fortissimo Capital is a special situations private equity fund investing primarily in public and private technology companies that require a capital infusion to expand their business. Fortissimo Capital executes long term investments and seeks to partner with management to facilitate growth and maximize value. Fortissimo is backed by 15 financial institutions including insurance companies, banks and pension funds. For more information about
Fortissimo Capital, please visit www.ffcapital.com.

ABOUT MAGIC SOFTWARE ENTERPRISES

Magic Software Enterprises Ltd. (NASDAQ: MGIC) has been a leader in enterprise application development, deployment and integration technology for more than two decades. The company's service-oriented (SOA) platforms are used by companies worldwide to develop, maintain, and deploy both legacy and new business solutions, while integrating these applications across both internal and external, heterogeneous environments. Magic Software's platform-independent methodology lets companies achieve agility by quickly assembling composite applications, allowing programmers to create services and architects and business analysts to orchestrate and reuse these services to enable business processes. Through partnerships with industry leaders such as IBM and SAP and more than 2500 ISVs worldwide, Magic Software technology is used by more than
1.5 million customers around the globe. For more information on Magic Software
Enterprises Ltd. and its products and services, visit www.magicsoftware.com.

Magic Software is a subsidiary of the Formula Systems and Emblaze Group of companies.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product conditions, both here and abroad, release and sales of new products by strategic resellers and customers, and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange
Commission.

CONTACT:

DAVID ZIGDON, CFO
Magic Software Enterprises Ltd.
Tel. +972 (0)3 538 9600
dzigdon@magicsoftware.com